2Q FY2023 Shareholder Letter

February 1, 2023

Dear Shareholders,

This past quarter we significantly outperformed our expectations for Connected Fitness subs, Connected Fitness Unit (CFU) orders, CFU deliveries, hardware revenue, subscription revenue, and Total Revenue, Adjusted EBITDA, and Free Cash Flow (FCF).(*)

Nine months ago we reported FCF of $(747) million. This quarter we reported FCF of $(94) million. But strip out the costs of paying suppliers to settle obligations for parts we don't need, and we generated positive FCF of approximately $8 million in Q2. If you’ve been wondering whether or not Peloton can make an epic comeback, this quarter's results show the changes we’re making are working.

Despite seasonally strong hardware sales, for the third consecutive quarter, we generated more revenue from subscriptions than we did from hardware sales. This trend is gross margin accretive because subscription gross margins significantly exceed hardware gross margins. If this trend continues, which seems likely since we sell more hardware in Q2 than any other quarter of the fiscal year, it represents a structural shift toward improving GM’s in the business.

This was by far our best quarterly performance in my twelve months with Peloton. Most of the executive team is also relatively new to Peloton and new to their teams. Given what we’ve already accomplished, imagine what’s possible once the team finds its groove.

The timing of this investor letter coincides with my one year anniversary at Peloton. With that anniversary in mind, let’s review what the team has accomplished and what we hope to accomplish in the year ahead.

Year One
•rebuilt the executive team with five new hires, including a new CEO
•restructured operations, reducing employee headcount from 9k to nearly 4k
•outsourced manufacturing of Connected Fitness Units (CFUs)
•outsourced last mile delivery and restructured customer support
•restructured Peloton’s apparel and accessories businesses
•raised $750 million in bank debt
•reduced gross inventory, excluding reserves, by $580 million from Q2FY22 to Q2FY23
•reduced annualized run rate expenses from Q2FY22 to Q2FY23 by $830 million
•resolved the CPSC investigation related to Tread+ and all major IP litigation matters with industry competitors
•launched Row and Guide and related content
•launched Fitness as a Service (FaaS) and Peloton Certified Refurbished
•launched third party sales through Amazon and Dick’s Sporting Goods
•restored and expanded live Studio classes in NY and London

Year Two
•return to YOY revenue growth
•reach sustained positive adjusted EBITDA
•reach sustained cash flow breakeven
(*) Free cash flow is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure to Net cash used in operating activities, the most directly comparable GAAP financial measure, and rationale for why we rely on it, please see the reconciliation tables located below.

•attract at least 1 million prospective Members to trial the Peloton App
•restore international growth
•expand corporate wellness and other commercial partnerships
•continue reducing inventory
•continue restructuring retail store footprint
•restructure middle mile warehouses and optimize last mile delivery network
•reach cash flow breakeven with Precor
•significantly improve Member support and the overall CFU delivery experience
•sell Ohio manufacturing facility

Asset Sales
This past quarter we expected to complete the restructuring of our manufacturing strategy by selling our Ohio manufacturing facility, but that closing has been delayed by up to 6 months.

We also had plans to sell Precor, but it turns out the clearing price was significantly lower than we think it’s worth. Precor meets a significant need in the commercial marketplace and is a well regarded brand, but over the two years we’ve owned it we’ve underinvested in its growth and leadership team to the detriment of Precor’s revenue growth and profitability. We’ve decided to change course, injecting new leadership, rightsizing Precor’s cost structure, with the goal of restoring its growth. We maximize the value of our Precor investment by running Precor like a free-standing business, capitalizing on its core strengths, and leveraging the value it provides to owner-operators across the fitness industry.

Priorities
In May of last year, I outlined three priorities for the business: (1) stabilizing our cash flow, (2) getting the right leaders in the right roles, and (3) reigniting growth.

Free Cash Flow
Stabilizing our cash flow was necessary for the survival of Peloton. In the last twelve months, we’ve dramatically improved our free cash flow from $(747) million in 3Q22 to $(94) million in 2Q23 (and positive $8 million excluding the costs of paying suppliers to settle obligations for parts we don't need) . We won’t have the wind at our back every quarter, but we continue to do what’s necessary to ensure this trend continues. As a result, we once again control our own destiny. Our goal remains the same, reach free cash-flow breakeven by year-end FY23.

Leadership
The leadership team has seen five significant additions in the past year. The newest addition is Leslie Berland, formerly of Twitter, who joined us in mid-January as Chief Marketing Officer. In my August Shareholder Letter I said I believe talent density is foundational to success which is why we’ve rebuilt the leadership team. If you subscribe to the notion that you are what your track record says you are, then reflecting on our track record these last twelve months, we’re off to a strong start.

Growth
That brings us to growth; how fast and how profitable.

If this past year has been about restructuring Peloton’s business and stabilizing its financial performance (and it has been), then almost certainly the next twelve months will be about capturing the moment to restore Peloton’s growth as we lean into the future of Connected Fitness.

In recent letters I’ve written at length about the changes we’ve made to our product strategy (good, better, best with Peloton App, Peloton Certified Refurbished bikes, bike rentals, and premium priced CFUs) and our go to market strategy (with our Amazon, Dick’s Sporting Goods, and Hilton partnerships). These changes have been important contributors to the turnaround of our business. Taken together, the changes in product and go to market strategy accounted for ~19% of our CFU order volume in Q2. In addition we successfully launched two new products (Row and Guide). You can expect us to continue leaning into these new initiatives.

As the year progresses, we’ll have more to say about growth within our existing markets and our plans for expanding our TAM (total addressable market).

Next
As I did last quarter, I would like to thank our loyal Members for their continued passion and support and our dedicated employees for a job well done.

To our Members I would like to say that notwithstanding our progress this year, we know we still have issues to fix, particularly in last mile delivery and Member Support, and I commit to you we are working hard to fix both.

Of course this has been a challenging year. The restructuring of our business touched the lives of many associates and friends, current and former team members, and investors alike, and not in a good way. We understand how fortunate we are to have come this far, this fast. And I know I speak for all of our employee team members when I say we’re committed to becoming the best version of ourselves so we can continue to empower our Members to become the best version of themselves.

-Barry

Barry McCarthy
CEO & President

FY 2023 2Q Operating Metrics and Financial Summary

				% Change
User Metrics	Q2 FY'22	Q1 FY'23	Q2 FY'23	Y/Y	Q/Q
Members (in millions)	6.7	6.7	6.7	(1)%	0%
Ending Connected Fitness Subscriptions (in millions)	2.767	2.973	3.033	10%	2%
Net Connected Fitness Subscription Additions (in millions)	0.275	0.008	0.060	(78)%	680%
Average Net Monthly Connected Fitness Churn	0.8%	1.1%	1.1%	40 bps	0 bps
Ending App Subscriptions (in millions)	0.862	0.875	0.852	(1)%	(3)%

Financial Results (dollars in millions)
Connected Fitness Products Revenue	$796.4	$204.2	$381.4	(52)%	87%
Subscription Revenue	337.5	412.3	411.3	22%	0%
Total Revenue	$1,133.9	$616.5	$792.7	(30)%	29%

Connected Fitness Products Gross Profit	$51.4	$(55.6)	$(42.8)	(183)%	23%
Connected Fitness Products Gross Margin	6.5%	(27.2)%	(11.2)%	(1,770) bps	1,600 bps

Subscription Gross Profit	$229.6	$272.8	$277.9	21%	2%
Subscription Gross Margin	68.0%	66.2%	67.6%	(50) bps	140 bps
Subscription Contribution Margin (1)	71.4%	71.3%	72.1%	70 bps	80 bps

Total Gross Profit	$281.0	$217.2	$235.0	(16)%	8%
Total Gross Margin	24.8%	35.2%	29.7%	490 bps	(560) bps

Total Operating Expenses	$706.6	$591.1	$566.4	(20)%	(4)%

Net Loss	$(439.4)	$(408.5)	$(335.4)	24%	18%
Adjusted EBITDA (1)	$(266.5)	$(33.4)	$(122.4)	54%	(266)%

Net Cash Used in Operating Activities	$(446.6)	$(202.8)	$(88.5)	80%	56%
Free Cash Flow (1)	$(546.7)	$(246.3)	$(94.4)	83%	62%

(1) For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures.”

OPERATING METRICS

Connected Fitness Subscriptions
We ended the quarter with 3.03 million Connected Fitness subscriptions. Gross additions tracked ahead of our expectations, primarily driven by higher than anticipated North American Bike portfolio demand during our Black Friday/Cyber Monday promotion, secondary market activations, growing demand for our bike rental program, and faster deliveries prior to the end of the quarter. Although North American Bike was the largest contributor, we exceeded our expectations across all of our Connected Fitness products.

Connected Fitness Subscription Churn
Average Net Monthly Connected Fitness Churn for the quarter was 1.1%, in-line with expectations. Reactivations of Canadian Member accounts that were proactively churned at the close of 4Q'22 did not have a material impact on our reported churn for the quarter.

Peloton App
As noted in last quarter's letter, we expect continued pressure on our App subscription count as we balance our effort to grow our current App subscription offering with our work toward the launch of a new Peloton App strategy. Our guidance last quarter reflected this sentiment and, although we beat our subscriber retention forecast in Q2, we continue to prioritize our efforts to deliver the value of Peloton's long term App strategy over near term quarterly App subscriber gains. Thus, we continue to forecast softness in near term App subscriptions as we architect and bring to market a more holistic long term strategy, which we will share more about when ready.

Quarterly and Recent Highlights
Our annual Thanksgiving Day and "Turkey Burn" classes were again a Member hit, with over 790 thousand Members completing 1.3 million workouts. Responding to member feedback for new and innovative class formats, November saw the debut of "LOL Cody", our first "variety class" series created to break down pop culture's biggest moments. Cycling instructor Cody Rigsby hosted a collection of live classes featuring special guests such as Mariah Carey, Carly Rae Jepsen, Bowen Yang, and Matt Rogers, as well as drop-ins by guest Peloton instructors.

November also saw the launch of our "Extra 10" series, a collection of classes designed to provide members ten extra minutes of focused workout time, without warm-up introductions. Extra 10s are a mixture of intervals, climbs, and low-impact cycling and Tread classes, which we plan to extend to additional modalities in the new calendar year. An instant hit with Members, Extra 10s saw over 1.3 million workouts taken in the quarter by over 540 thousand Members.

In December, we officially launched and began deliveries of our new Peloton Row in the U.S.

To support our growing community of Tread users, Logan Aldridge, Hannah Frankson, Camila Ramon, and Alex Toussaint joined our Tread instructor roster during the quarter, bringing our Tread instructor count up to 24. In the quarter, we produced over 700 classes across our running, walking, and Tread bootcamp modalities, bringing our total Tread class count to over 7,300 at quarter's end. Lastly, in December we announced that our award-winning Tread will be available in Australia starting in February.

FINANCIAL RESULTS
Revenue
Total 2Q revenue of $792.7 million, comprised $381.4 million of Connected Fitness segment revenue and $411.3 million of Subscription revenue, exceeded our expectations of $700 million to $725 million. Connected Fitness segment revenue outperformance was driven by higher than anticipated North American deliveries.

Gross Profit and Margin
Gross profit was $235.0 million yielding a gross margin of 29.7% (versus our 36% guidance). The margin shortfall was due to a richer than anticipated mix of Connected Fitness segment revenues as a percent of total company revenues, as well as a lower than anticipated Connected Fitness gross margin. Connected Fitness gross margin of (11.2)% was negatively impacted by extended promotional pricing, as well higher cost of revenue mainly driven by excess and obsolete reserves related to our Guide and returned CFUs that we no longer plan to refurbish and sell and inventory associated with the closure of our Tonic manufacturing facility.

Subscription gross margin of 67.6% was in-line with our expectations.

Operating Expenses
Total operating expenses were $566.4 million. G&A expense declined $55.9 million vs. the year ago period. Declines in professional fees and personnel related expenses were partially offset by increased stock-based compensation associated with certain accelerated restricted stock unit vesting and repricing of certain stock option awards. Sales and marketing expense declined $131.8 million vs. the year ago period, reflecting lower media spending as well as reductions in corporate payroll, retail field expenses and other variable expenses. R&D expenses declined $19.8 million vs. the year ago period, driven primarily by reduced spending behind product and software development and research. Reduced personnel expenses were partially offset by higher stock-based compensation.

This quarter we recognized $62.4 million of restructuring and impairment expense, of which $19.3 million was non-cash. The cash charges were comprised of $34.1 million of severance payments primarily related to our October workforce reduction as well as $8.9 million relating to other items including facility exit costs. Lastly, we recognized approximately $17.9 million of additional supplier settlements expense during the period.

Free Cash Flow & Cash Balance
Net cash used in operating activities was $(88.5) million, including $102.6 million of supplier settlement payments, of which $98.7 million was expensed in prior periods. Free cash flow was $(94.4) million. We ended 2Q with $871.0 million in unrestricted cash and cash equivalents. We also have a $500 million revolving credit facility, which remains undrawn to date.

3Q FY'23 OUTLOOK

			3Q FY'23 Range		% Change (Midpoint)
User Metrics (in millions)	3Q FY'22	2Q FY'23	Low	High	Y/Y	Q/Q
Ending Connected Fitness Subscriptions	2.96	3.03	3.08	3.09	4%	2%

Financial Results (dollars in millions)
Total Revenue	$964.3	$792.7	$690	$715	(27)%	(11)%

Total Gross Margin	19.1%	29.7%	~39%	~39%	1,990 bps	935 bps

Adjusted EBITDA	$(194.0)	$(122.4)	$(50)	$(35)	78%	65%

We expect lower Connected Fitness unit sales as we exit the holiday selling season and promotional activity eases. As with last quarter, we believe macro-economic uncertainty is impacting consumer spending patterns and that near-term demand for Connected Fitness hardware is likely to remain challenged. Our forecast incorporates a mix shift of CF unit sales from our first-party web channel towards our bike rental program and third-party retail partners. We expect Connected Fitness churn to be similar to 2Q.

Webcast
We will host a Q&A session at 8:30a.m. ET on Wednesday, February 1, 2023 to discuss our financial results. To participate in the live call by phone, please go to this link to register (phone registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to register at a minimum 15 minutes before the start of the call. A live webcast of the call will be available at https://investor.onepeloton.com/investor-relations and will be archived on our site following the call.

Safe Harbor Statement
This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this shareholder letter other than statements of historical fact, including, without limitation, statements regarding our expected financial results for the third quarter and fiscal year of our fiscal 2023; our execution and timing of and the expected benefits from our restructuring initiative and cost-saving measures; our supply chain management initiatives; details regarding and the timing of the launch of new products and services; the prices of our products and services in the future; our future operating results and financial position; our profitability; our business strategy and plans, market growth; our objectives for future operations; statements regarding our future performance and our market opportunity. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to achieve and maintain future profitability; our ability to attract and maintain Subscribers; our ability to accurately forecast consumer demand of our products and services and adequately maintain our inventory; our ability to execute and achieve the expected benefits of our restructuring initiative and other cost-saving measures; our ability to effectively manage our growth; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, or effectively manage the introduction of new or enhanced products and services; demand for our products and services and growth of the connected fitness products industry; our reliance on a limited number of suppliers, contract manufacturers, and logistics partners for our connected fitness products; our reliance on and lack of control over suppliers, contract manufacturers, and logistics partners; our ability to predict our long-term performance and declines in our revenue growth as our business matures; the effects of increased competition in our markets and our ability to compete effectively; declines in sales of our Bike and Bike+; the direct and indirect impacts to our business and financial performance from the COVID-19 pandemic; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; our ability to maintain, protect, and enhance our intellectual property; our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and those risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as such factors may be updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this shareholder letter, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law.

FINANCIAL TABLES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31,	June 30,
	2022	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$871.0	$1,253.9
Accounts receivable, net	125.1	83.6
Inventories, net	790.6	1,104.5
Prepaid expenses and other current assets	271.6	192.5
Total current assets	2,058.3	2,634.6
Property and equipment, net	485.5	610.9
Intangible assets, net	33.3	41.3
Goodwill	41.2	41.2
Restricted cash	80.9	3.8
Operating lease right-of-use assets, net	573.0	662.5
Other assets	29.0	34.3
Total assets	$3,301.1	$4,028.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$591.7	$797.4
Deferred revenue and customer deposits	210.7	201.1
Current portion of long-term debt and other bank borrowings	7.5	7.5
Operating lease liabilities, current	86.3	86.4
Other current liabilities	7.0	13.2
Total current liabilities	903.2	1,105.5
0% Convertible senior notes, net	985.7	864.0
Term loan, net	690.4	690.0
Operating lease liabilities, non-current	647.2	725.4
Other non-current liabilities	44.1	50.7
Total liabilities	3,270.6	3,435.6
Commitments and contingencies
Stockholders’ equity
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 324,531,352 and 308,241,938 shares issued and outstanding as of December 31, 2022 and June 30, 2022, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 20,037,279 and 30,032,078 shares issued and outstanding as of December 31, 2022 and June 30, 2022, respectively.	—	—
Additional paid-in capital	4,423.4	4,291.3
Accumulated other comprehensive income	21.1	12.2
Accumulated deficit	(4,414.0)	(3,710.6)
Total Stockholders’ equity	30.5	592.9
Total liabilities and stockholders' equity	$3,301.1	$4,028.5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Connected Fitness Products	$381.4	$796.4	$585.6	$1,297.4
Subscription	411.3	337.5	823.6	641.7
Total revenue	792.7	1,133.9	1,409.2	1,939.1
Cost of revenue:
Connected Fitness Products	424.2	745.0	684.1	1,185.8
Subscription	133.4	107.9	272.9	209.4
Total cost of revenue	557.6	853.0	957.0	1,395.1
Gross profit	235.0	281.0	452.2	544.0
Operating expenses:
Sales and marketing	217.1	348.9	355.8	633.0
General and administrative	192.6	248.5	386.1	489.0
Research and development	80.0	99.8	168.1	197.5
Impairment expense	9.7	9.4	72.6	9.9
Restructuring expense	49.0	—	155.9	—
Supplier settlements	17.9	—	19.1	—
Total operating expenses	566.4	706.6	1,157.6	1,329.4
Loss from operations	(331.3)	(425.7)	(705.3)	(785.4)
Other (expense) income, net:
Interest expense	(22.2)	(8.8)	(43.2)	(17.4)
Interest income	5.8	0.3	9.8	0.9
Foreign exchange gain (loss)	11.8	(1.7)	(5.2)	(7.6)
Other income (expense), net	2.4	(0.4)	2.6	(0.4)
Total other (expense), net	(2.2)	(10.6)	(35.9)	(24.6)
Loss before provision for income taxes	(333.5)	(436.3)	(741.2)	(809.9)
Income tax expense	1.9	3.1	2.7	5.4
Net loss	$(335.4)	$(439.4)	$(743.9)	$(815.3)
Net loss attributable to Class A and Class B common stockholders	$(335.4)	$(439.4)	$(743.9)	$(815.3)
Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$(1.39)	$(2.18)	$(2.64)
Weighted-average Class A and Class B common shares outstanding, basic and diluted	341,930,937	317,110,297	340,516,100	309,119,648
Other comprehensive income:
Net unrealized losses on marketable securities	$—	$(0.2)	$—	$(0.4)
Change in foreign currency translation adjustment	3.9	1.9	8.2	2.1
Derivative adjustments:
Net unrealized loss on hedging derivatives	—	(0.5)	—	(1.5)
Reclassification for derivative adjustments included in Net loss	0.1	—	0.6	—
Total other comprehensive income	4.0	1.2	8.9	0.1
Comprehensive loss	$(331.4)	$(438.2)	$(735.1)	$(815.2)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(743.9)	$(815.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	60.9	64.2
Stock-based compensation expense	263.7	124.8
Non-cash operating lease expense	44.4	41.7
Amortization of premium from marketable securities	—	3.4
Amortization of debt discount and issuance costs	6.7	17.1
Impairment expense	72.6	9.9
Excess and obsolete inventory reserve adjustments	(28.9)	27.8
Net foreign currency adjustments	5.6	6.9
Changes in operating assets and liabilities:
Accounts receivable	(41.4)	(23.4)
Inventories	316.4	(629.4)
Prepaid expenses and other current assets	13.0	(50.8)
Other assets	5.3	(8.4)
Accounts payable and accrued expenses	(218.5)	172.2
Customer deposits and deferred revenue	9.6	75.8
Operating lease liabilities, net	(43.6)	(24.9)
Other liabilities	(13.1)	0.6
Net cash used in operating activities	(291.3)	(1,007.6)
Cash Flows from Investing Activities:
Maturities of marketable securities	—	211.0
Sales of marketable securities	—	306.7
Capital expenditures and capitalized internal-use software development costs	(49.5)	(191.0)
Business combinations, net of cash acquired	—	(11.0)
Asset acquisitions, net of cash acquired	—	(16.0)
Net cash (used in) provided by investing activities	(49.5)	299.6
Cash Flows from Financing Activities:
Proceeds from public offering, net of issuance costs	—	1,218.8
Principal repayment of Term Loan	(3.8)	—
Proceeds from employee stock purchase plan withholdings	2.8	15.2
Proceeds from exercise of stock options	29.9	54.2
Principal repayments of finance leases	(1.0)	(1.0)
Net cash provided by financing activities	27.9	1,287.2
Effect of exchange rate changes	7.1	(20.3)
Net change in cash, cash equivalents, and restricted cash	(305.7)	558.9
Cash, cash equivalents, and restricted cash — Beginning of period	1,257.6	1,135.7
Cash, cash equivalents, and restricted cash — End of period	$951.9	$1,694.6
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$33.1	$0.5
Cash paid for income taxes	$7.6	$9.1

Supplemental Disclosures of Non-Cash Investing and Financing Information:
Accrued and unpaid capital expenditures, including software	$2.5	$36.0
Stock-based compensation capitalized for software development costs	$4.4	$5.1

NON-GAAP FINANCIAL MEASURES
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Subscription Contribution, Subscription Contribution Margin, and Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

A reconciliation of the Company’s Adjusted EBITDA and Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that are made for other expense (income), net, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, restructuring expense, impairment expense, supplier settlements, product recalls, litigation and settlement expenses, transaction and integration costs, and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Adjusted EBITDA
We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; product recall costs; litigation and settlement expenses; transaction and integration costs; reorganization, severance, exit, disposal and other costs associated with restructuring plans; supplier settlements; and other adjustment items that arise outside the ordinary course of our business.
We use Adjusted EBITDA as a measure of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
•Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•Adjusted EBITDA does not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy;
•Adjusted EBITDA does not reflect transaction and integration costs related to acquisitions;
•Adjusted EBITDA does not reflect impairment charges for goodwill and fixed assets, and gains (losses) on disposals for fixed assets;
•Adjusted EBITDA does not reflect the impact of purchase accounting adjustments to inventory related to the Precor acquisition;
•Adjusted EBITDA does not reflect costs associated with Tread and Tread+ product recalls including increases to the return reserves, Tread+ inventory write-downs, logistics costs associated with Member requests on Tread and Tread+, the cost to move the Tread+ for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs;
•Adjusted EBITDA does not reflect reorganization, severance, exit, disposal and other costs associated with restructuring plans;
•Adjusted EBITDA does not reflect non-recurring supplier settlements; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from these financial measures. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures can be limited.

Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,		Three Months Ended
	2022	2021	2022	2021	September 30, 2022	March 31, 2022
	(dollars in millions)
Net loss	$(335.4)	$(439.4)	$(743.9)	$(815.3)	$(408.5)	$(757.1)
Adjusted to exclude the following:
Other expense, net	2.2	10.6	35.9	24.6	33.7	19.2
Income tax expense	1.9	3.1	2.7	5.4	0.8	2.1
Depreciation and amortization expense	31.2	36.1	60.9	64.2	29.0	38.1
Stock-based compensation expense	75.6	71.9	180.9	124.8	105.3	72.3
Impairment expense	9.7	9.4	72.6	9.9	62.9	32.5
Goodwill impairment	—	—	—	—	—	181.9
Restructuring expense	52.7	—	159.6	—	106.9	158.5
Supplier settlements	17.9	—	19.1	—	1.1	—
Product recalls(1)	2.3	14.7	31.2	27.5	28.9	21.4
Litigation and settlement expenses(2)	19.3	25.3	25.0	51.8	5.7	36.2
Other adjustment items	0.2	1.9	1.0	6.9	0.8	1.0
Adjusted EBITDA	$(122.4)	$(266.5)	$(155.1)	$(500.1)	$(33.4)	$(194.0)
______________________
(1) Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to Connected Fitness Products revenue for actual and estimated future returns of zero and $26.5 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of zero and $2.5 million, and operating expenses of $2.3 million and $2.3 million associated with recall-related hardware development costs, in each case for the three and six months ended December 31, 2022, respectively. For the three and six months ended December 31, 2021, these include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $7.4 million and $18.9 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of $5.2 million and $5.7 million, and operating expenses of $2.1 million and $3.0 million associated with recall-related hardware development costs, respectively. For the three months ended September 30, 2022, these include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $26.5 million and recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of $2.5 million. For the three months ended March 31, 2022, these include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $17.5 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of $2.0 million, and operating expenses of $2.0 million associated with recall-related hardware development costs.
(2) Includes litigation-related expenses and settlement for certain non-recurring patent infringement litigation, securities litigation, consumer arbitration, and product recalls for the three and six months ended December 31, 2022 and 2021, as well as the three months ended September 30, 2022 and March 31, 2022.

Subscription Contribution and Subscription Contribution Margin
We define “Subscription Contribution” as Subscription revenue less cost of Subscription revenue, adjusted to exclude from cost of Subscription revenue, depreciation and amortization expense, and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by Subscription revenue.
We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

The use of Subscription Contribution and Subscription Contribution Margin as analytical tools has limitations, and you should not consider these in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Subscription Contribution and Subscription Contribution Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Subscription Contribution and Subscription Contribution Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

Because of these limitations, Subscription Contribution and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Subscription Contribution to Subscription Gross Profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,		Six Months Ended December 31,		Three Months Ended September 30,
	2022	2021	2022	2021	2022
	(dollars in millions)
Subscription Revenue	$411.3	$337.5	$823.6	$641.7	$412.3
Less: Cost of Subscription	133.4	107.9	272.9	209.4	139.5
Subscription Gross Profit	$277.9	$229.6	$550.7	$432.3	$272.8
Subscription Gross Margin	67.6%	68.0%	66.9%	67.4%	66.2%
Add back:
Depreciation and amortization expense	$8.8	$6.4	$17.3	$11.9	$8.5
Stock-based compensation expense	10.0	5.1	22.7	8.7	12.7
Subscription Contribution	$296.6	$241.2	$590.7	$452.9	$294.1
Subscription Contribution Margin	72.1%	71.4%	71.7%	70.6%	71.3%

The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. We expect the fixed nature of those expenses to scale over time as we grow our Connected Fitness Subscription base.

Free Cash Flow
We define Free Cash Flow as Net cash (used in) provided by operating activities less capital expenditures and capitalized internal-use software development costs. Free cash flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities, business combinations and asset acquisitions. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,		Six Months Ended December 31,		Three Months Ended
	2022	2021	2022	2021	September 30, 2022	March 31, 2022
	(in millions)
Net cash used in operating activities	$(88.5)	$(446.6)	$(291.3)	$(1,007.6)	$(202.8)	$(670.1)
Capital expenditures and capitalized internal-use software development costs	(5.9)	(100.1)	(49.5)	(191.0)	(43.6)	(76.6)
Free Cash Flow	$(94.4)	$(546.7)	$(340.7)	$(1,198.6)	$(246.3)	$(746.7)
Supplier settlement payments	$102.6
Adjusted Free Cash Flow	$8.2